CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference into the Prospectus and Statement of Additional Information in Post-Effective Amendment No. 34/32 to the Registration Statement on Form N-1A of Quaker Strategic Growth Fund, Quaker Core Equity Fund, Quaker Small-Cap Growth Fund, Quaker Capital Opportunities Fund, Quaker Biotech Pharma-Healthcare Fund, Quaker Mid-Cap Value Fund, Quaker Small-Cap Value Fund, Geewax Terker Core Value Fund, Quaker Small-Cap Trend Fund and Quaker Fixed Income Fund, each a series of shares of beneficial interest of Quaker Investment Trust, of our report dated August 11, 2005 on the financial statements and financial highlights included in the June 30, 2005 Annual Report to the Shareholders of the above-referenced funds.
We further consent to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

BRIGGS, BUNTING & DOUGHERTY, LLP
Philadelphia, Pennsylvania
October 26, 2005